EXHIBIT  5.1
                               FRASER AND COMPANY

                                                               David  K.  Fraser
                         Barristers  and  Solicitors          Richard  D. Rabson
August  25,  2003                                        (1)  David  W.  Smalley
                                                           Ravinder  R.S.  Uppal
Board  of  Directors                                              (3)  Ailin Wan
Stanford  Management  Ltd.                                   (2) Barbara G. Wohl
Suite 420 - 625 Howe Street                                          Kit H.  Lui
Vancouver,  British  Columbia                                    Simon  M. Adams
V6C  2T6                                               (4)  Bryon  Byung-oh  Lee

Attention:  Glen  MacDonald             (1) Personal Law Corporation
                                        (2)  Also  member  of  Ontario  bar
                                        (3)  Also  member  of  Massachusetts bar
                                        (4)  Also  member  of  New  York  bar

       Re:  Registration Statement on Form SB-2, filed on August 25, 2003, by Stanford Management Ltd. (the "Company")

We have been requested by the Company to provide a legal opinion in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by the Company of a minimum of 250,000 shares and a maximum of 1,000,000 shares of the Company's stock, par value $0.001 per share (the "Common Stock" or the "Shares").

This opinion is delivered in accordance with the requirements of Item 601(b)(5) and (23) of Regulation S-B under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form SB-2 relating to the Shares as filed with the Securities and Exchange Commission (the "Commission") under the Securities
Act of August 25, 2003 (together with all exhibits thereto, the "Registration Statement"), (ii) Certificate of Incorporation dated September 28, 1998 and the Certificate of Renewal and Revival of Certificate of Incorporation dated May 16, 2002, (iii) the Bylaws of the Company in effect as of the date hereof, (iv) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on October 25, 2003, and (v) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Suite  1200-999 West Hastings St, Vancouver, B.C., V6C 2W2   Tel: (604) 669-5244
Fax:  (604)  669-5791


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




FRASER  and  COMPANY
                                                           Page  2
                                                     August  25,  2003


Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering, described in the Registration Statement filed on August 25, 2003, as amended form time to time, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, the Shares will be validly issued, fully paid and non-assessable, under the laws of the State of Delaware including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.


We  hereby  consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement on Form SB-2, and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.


This opinion letter is rendered as of the date first written above. The Partner's signature affixed to this opinion letter is admitted to practice federal laws of the United States of America, to practice laws in the State of Massachusetts and in the Province of British Columbia in Canada. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company and its securities.


                                   Yours  truly,
                                   FRASER  and  COMPANY

                                   /s/   "Ailin  Wan"